Annual Report
for John Hancock Variable Series Trust I
December 31, 2003

                               [LOGO] John Hancock

--------------------------------------------------------------------------------
Not FDIC Insured               Not Bank Guaranteed                May Lose Value
--------------------------------------------------------------------------------
Not a Deposit       Not Insured by Any Federal Government Agency
--------------------------------------------------------------------------------

                                                          Inception: May 1, 1996
--------------------------------------------------------------------------------
Small Cap Emerging Growth Fund (FORMERLY SMALL CAP EQUITY FUND)
Wellington Management Company, LLP                              Steven C. Angeli
--------------------------------------------------------------------------------

..    In 2003, the Fund returned 48.83%, outperforming its custom benchmark.
..    On May 1st, the sub-advisor was changed to Wellington Management Co. Since that date, the Fund has outperformed its benchmark, the Russell 2000 Growth Index.
..    Since May 1st, the Fund outperformed its benchmark due to favorable stock selection decisions, while sector allocation decisions detracted. Stock selection in the health care sector was the biggest contributor, followed by the information technology sector. The Fund's modest allocation to cash was the biggest detractor to relative returns, as all other sectors had positive returns.
..    The Fund's exposure to health care was the largest contributor to absolute performance, followed by information technology. There were no detractors to absolute returns since all sectors had positive absolute returns.
..    The top and bottom contributors to absolute returns came from a variety of sectors. The biggest contributors to performance were Red Hat, ASE Test, and HealthExtras. The main detractors included Enterasys Networks and Hollywood Entertainment Corp.
..    At year-end, the portfolio was overweight the consumer discretionary sector, while underweight in the information technology sector.
..    The manager employs bottom-up, fundamental research to identify attractively valued growth stocks. The Fund's sector allocations are broadly diversified but are primarily driven by stock selection.

                                     [CHART]

                                   Line Chart

                             Historical Fund Return

$10,000
Investment made 5/1/96
(Fund Inception Date)

                 Small Cap
             Emerging Growth   Small Cap Emerging
                   Fund         Growth Benchmark (1)
             ---------------   ------------------
 5/01/1996      $10,000.00          $10,000.00
 5/31/1996       10,231.73           10,253.00
 6/30/1996       10,126.04           10,132.01
 7/31/1996        9,630.09            9,592.99
 8/31/1996       10,161.38           10,009.33
 9/30/1996       10,449.97           10,282.58
10/31/1996       10,340.15           10,401.86
11/30/1996       10,678.01           10,961.48
12/31/1996       11,033.49           11,317.73
 1/31/1997       11,114.52           11,492.02
 2/28/1997       10,927.45           11,601.20
 3/31/1997       10,594.17           11,290.28
 4/30/1997       10,831.29           11,456.25
 5/31/1997       11,818.21           12,368.17
 6/30/1997       12,512.51           12,994.00
 7/31/1997       13,256.14           13,539.75
 8/31/1997       13,389.29           13,755.03
 9/30/1997       14,242.08           14,669.74
10/31/1997       13,761.11           14,270.72
11/30/1997       13,862.77           14,427.70
12/31/1997       13,855.26           14,916.80
 1/31/1998       13,513.54           14,646.80
 2/28/1998       14,524.23           15,531.47
 3/31/1998       15,129.82           16,162.05
 4/30/1998       15,213.56           16,241.24
 5/31/1998       14,450.38           15,666.30
 6/30/1998       14,449.78           15,578.57
 7/31/1998       13,262.11           14,358.77
 8/31/1998       10,895.23           12,110.18
 9/30/1998       11,407.11           12,794.41
10/31/1998       11,726.51           13,174.40
11/30/1998       12,312.68           13,531.43
12/31/1998       13,029.17           13,956.32
 1/31/1999       12,708.23           13,639.51
 2/28/1999       11,869.37           12,707.93
 3/31/1999       11,818.92           12,602.45
 4/30/1999       12,612.00           13,753.06
 5/31/1999       12,790.33           14,175.28
 6/30/1999       13,622.04           14,688.42
 7/31/1999       13,436.12           14,340.31
 8/31/1999       12,841.31           13,816.89
 9/30/1999       12,612.59           13,540.55
10/31/1999       12,358.41           13,269.74
11/30/1999       12,260.42           13,338.74
12/31/1999       12,582.73           13,748.24
 1/31/2000       11,847.60           13,389.41
 2/29/2000       12,338.26           14,207.50
 3/31/2000       12,566.66           14,274.28
 4/30/2000       12,779.68           14,358.50
 5/31/2000       12,662.80           14,138.81
 6/30/2000       12,732.80           14,551.66
 7/31/2000       12,995.66           15,036.24
 8/31/2000       13,753.86           15,708.35
 9/30/2000       13,766.35           15,618.82
10/31/2000       13,760.05           15,562.59
11/30/2000       10,725.63           13,964.31
12/31/2000       11,463.94           15,163.85
 1/31/2001       13,016.00           15,953.88
 2/28/2001       11,049.57           14,907.31
 3/31/2001       10,136.03           14,178.34
 4/30/2001       11,309.76           15,287.09
 5/31/2001       11,648.62           15,663.15
 6/30/2001       11,925.17           16,203.53
 7/31/2001       11,168.88           15,326.92
 8/31/2001       10,641.88           14,831.86
 9/30/2001        8,692.54           12,835.49
10/31/2001        9,418.37           13,586.37
11/30/2001       10,217.98           14,637.95
12/31/2001       11,031.01           15,541.11
 1/31/2002       10,623.32           15,379.48
 2/28/2002       10,376.77           14,958.09
 3/31/2002       11,643.45           16,160.72
 4/30/2002       11,257.82           16,307.78
 5/31/2002       10,623.43           15,583.71
 6/30/2002        9,911.82           14,810.76
 7/31/2002        8,279.77           12,574.34
 8/31/2002        8,121.51           12,541.64
 9/30/2002        7,365.38           11,641.15
10/31/2002        7,534.57           12,014.83
11/30/2002        8,405.94           13,086.56
12/31/2002        7,919.40           12,357.64
 1/31/2003        7,581.58           12,015.33
 2/28/2003        7,290.25           11,652.47
 3/31/2003        7,364.33           11,802.78
 4/30/2003        8,121.20           12,921.69
 5/31/2003        8,985.52           14,377.96
 6/30/2003        9,319.89           14,655.46
 7/31/2003        9,978.95           15,763.41
 8/31/2003       10,517.84           16,609.90
 9/30/2003       10,170.66           16,189.67
10/31/2003       11,132.94           17,588.46
11/30/2003       11,515.98           18,161.84
12/31/2003       11,786.13           18,243.57

Value on 12/31/03:
------------------
$11,786 Small Cap Emerging Growth Fund
$18,244 Small Cap Emerging Growth Benchmark(1)

MORNINGSTAR CATEGORY+:

..    Small Growth

MORNINGSTAR RISK+:

..    High (VL/VUL)
..    High (VA)

MORNINGSTAR RATING+:

..    **** (VL/VUL)
..    **** (VA)

TOP TEN HOLDINGS (as of December 31, 2003)

                                        % of
                                       Assets
                                       ------
Beverly Enterprises, Inc.               2.2%
Sirius Satellite Radio, Inc.            2.1%
Yellow Roadway Corp.                    2.0%
Arch Coal, Inc.                         1.7%
American Tower Corp.                    1.7%
Red Hat, Inc.                           1.6%
Orthofix International                  1.6%
Healthextras, Inc.                      1.6%
Crown Castle International Corp.        1.6%
Wilson Greatbatch Technologies, Inc.    1.6%

AVERAGE ANNUAL TOTAL RETURNS*

                           Small Cap Emerging   Small Cap Emerging
                              Growth  Fund      Growth Benchmark(1)
                           ------------------   -------------------
1 Year                           48.83%                47.63%
3 Years                           0.93                  6.36
5 Years                          -1.99                  5.50
Since Inception (5/1/96)          2.17                  8.16

SECTOR/INDUSTRY ALLOCATION (as of December 31, 2003)

                          % of
                         Assets
                         ------
Information Technology   25.69%
Health Care              22.07%
Consumer Discretionary   18.64%
Industrials              15.82%
Financials                7.33%

Energy                    3.61%
Telecommunication
Services                  3.23%
Consumer Staples          1.89%
Materials                 1.71%

(1) The Small Cap Emerging Growth benchmark represents the Russell 2000 Value Index from May 1996 to October 2000, the Russell 2000 from November 2000 to April 2003 and then the Russell 2000 Growth from May 2003 to present.

* Total returns are for the period ended December 31, 2003. Returns represent past performance, assume reinvestment of all distributions and are not indicative of future performance. Investment returns and principal value of fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Small-company investing entails special risks as outlined in the prospectus. The performance of the fund on this page is reported net of Trust level charges (i.e. investment management fees and operating expenses). It does not reflect expense and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product prospectus. Performance would be lower if expenses and charges of the separate accounts and products were reflected.

+ Source: MorningStar, Inc. Data as of 12/31/03. VL represents Variable Life subaccounts, VUL represents Variable Universal Life subaccounts and VA represents Variable Annuity subaccounts Hancock VL/VUL subaccounts were rated against 338 VL/VUL subaccounts and 528 VA subaccounts in the Morningstar Small Growth category. This represents the Morningstar 3 year rating.

STATEMENT OF ASSETS AND LIABILITIES
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

ASSETS
Long term investments at cost (including $19,013 of
   securities loaned (Note B)) .....................................   $ 71,940
Net unrealized appreciation of investments .........................     13,871
Short-term investments at value ....................................     20,806
                                                                       --------
      Total investments ............................................    106,617
Receivable for:
   Investments sold ................................................      1,508
                                                                       --------
Total assets .......................................................    108,125
                                                                       --------
LIABILITIES
Payables for:
   Investments purchased ...........................................        568
   Fund shares purchased ...........................................      1,301
   Collateral for securities on loan ...............................     19,675
   Other liabilities ...............................................          2
                                                                       --------
Total liabilities ..................................................     21,546
                                                                       --------
Net assets .........................................................   $ 86,579
                                                                       ========
Shares of beneficial interest outstanding ..........................     10,684
                                                                       --------
Net asset value per share ..........................................   $   8.10
                                                                       ========
Composition of net assets:
   Capital paid-in .................................................   $ 94,993
   Accumulated net realized loss on investments,
      futures and foreign currency transactions ....................    (22,285)
   Net unrealized appreciation of investments ......................     13,871
                                                                       --------
Net assets .........................................................   $ 86,579
                                                                       ========

STATEMENT OF OPERATIONS
JOHN HANCOCK VARIABLE SERIES TRUST I

For the Year Ended December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

INVESTMENT INCOME
      Interest ......................................................   $    47
      Dividends .....................................................       253
      Securities lending ............................................        34
                                                                        -------
Total investment income .............................................       334
                                                                        -------
EXPENSES
      Investment advisory fee .......................................       659
      Auditors fees .................................................         8
      Custodian fees ................................................        89
      Legal fees ....................................................         4
      Printing & mailing fees .......................................        22
      Trustees' fees ................................................         2
      Other fees ....................................................         2
                                                                        -------
Total expenses ......................................................       786
      Less expenses reimbursed ......................................       (62)
      Less custodian expense reduction offset by
         commission recapture arrangement (Note C) ..................        (6)
                                                                        -------
Net expenses ........................................................       718
                                                                        -------
Net investment loss .................................................      (384)
                                                                        -------
REALIZED AND UNREALIZED GAIN (LOSS)
   Net realized loss on investments .................................    (4,652)
   Change in unrealized appreciation on
      investments ...................................................    32,639
                                                                        -------
Net realized and unrealized gain ....................................    27,987
                                                                        -------
Net increase in net assets resulting from
   operations .......................................................    27,603
                                                                        =======

See notes to financial statements.

STATEMENT OF CHANGES IN NET ASSETS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

                                                                            Year Ended      Year Ended
                                                                            December 31,   December 31,
                                                                                2003           2002
                                                                            ------------   ------------
INCREASE (DECREASE) IN NET ASSETS
From operations
   Net investment income (loss) .........................................     $   (384)      $    114
   Net realized loss ....................................................       (4,652)        (6,232)
   Change in net unrealized appreciation (depreciation) .................       32,639        (13,044)
                                                                              --------       --------
      Net increase (decrease) in net assets resulting from operations ...       27,603        (19,162)
Distributions to shareholders from:
   Net investment income ................................................          (71)          (114)
   Realized gains .......................................................      (11,472)
                                                                              --------       --------
      Decrease in net assets resulting from distributions ...............      (11,543)          (114)
From fund share transactions:
   Proceeds from shares sold ............................................       50,786         40,696
   Distributions reinvested .............................................       11,543            114
   Payment for shares redeemed ..........................................      (42,137)       (42,400)
                                                                              --------       --------
      Increase (decrease) in net assets from fund share transactions ....       20,192         (1,590)
                                                                              --------       --------
NET INCREASE (DECREASE) IN NET ASSETS ...................................       36,252        (20,866)

NET ASSETS
   Beginning of Period ..................................................       50,327         71,193
                                                                              --------       --------
   End of Period ........................................................     $ 86,579       $ 50,327
                                                                              ========       ========
Analysis of fund share transactions:
   Sold .................................................................        6,929          5,357
   Reinvested ...........................................................        1,458             19
   Redeemed .............................................................       (5,696)        (5,481)
                                                                              --------       --------
Net increase (decrease) in fund shares outstanding ......................        2,691           (105)
                                                                              ========       ========

See notes to financial statements.

FINANCIAL HIGHLIGHTS
JOHN HANCOCK VARIABLE SERIES TRUST I

--------------------------------------------------------------------------------
Selected data for each share of beneficial interest outstanding throughout the period indicated:

                                                                                 Small Cap Emerging Growth Fund
                                                                 --------------------------------------------------------------
                                                                                    Year Ended December 31,
                                                                 --------------------------------------------------------------
                                                                 2003(e)           2002         2001       2000(c)        1999
                                                                 -------         -------      -------      -------      -------
Net Assets Value at Beginning of Period ......................   $  6.30         $  8.79      $  9.14      $ 10.92      $ 11.59
Income from Investment Operations:
   Net Investment Income (Loss) ..............................     (0.03)           0.01         0.01         0.14         0.09
   Net Realized and Unrealized Gain (Loss) on
      Investments(a) .........................................      3.07           (2.49)       (0.35)       (1.13)       (0.50)
                                                                 -------         -------      -------      -------      -------
   Total From Investment Operations ..........................      3.04           (2.48)       (0.34)       (0.99)       (0.41)
Less Distributions:
   Distribution from Net Investment Income ...................     (0.01)          (0.01)       (0.01)       (0.15)       (0.07)
   Distribution from Net Realized Gains on Investments .......     (1.23)                                    (0.14)       (0.01)
   Distribution from Excess of Net Investment Income/Gains ...                                               (0.20)       (0.18)
   Distribution from Capital Paid-in .........................                                               (0.30)
                                                                 -------         -------      -------      -------      -------
   Total Distributions .......................................     (1.24)          (0.01)       (0.01)       (0.79)       (0.26)
                                                                 -------         -------      -------      -------      -------
Net Assets Value at End of Period ............................   $  8.10         $  6.30      $  8.79      $  9.14      $ 10.92
                                                                 =======         =======      =======      =======      =======
Total Investment Return(b) ...................................     48.83%         (28.21)%      (3.78)%      (8.89)%      (3.43)%
Ratios/Supplemental Data:
   Ratio of Operating Expenses to Average Net Assets .........      1.11%(d)(f)     1.00%(d)     1.00%(d)     0.92%(d)     0.95%(d)
   Ratio of Net Investment Income (Loss) to Average Net
      Assets .................................................     (0.59)%          0.19%        0.06%        1.25%        0.78%
   Portfolio Turnover Rate ...................................    235.48%          45.03%       60.73%      189.57%      117.33%
Net Assets End of Period (000s Omitted) ......................   $86,579         $50,327      $71,193      $70,031      $68,900

(a) The amount shown at this caption for each share outstanding throughout the year may not accord with the change in the aggregate gains and losses in the portfolio securities for the year because of the timing of the purchases and withdrawals of the shares in relation to the fluctuating market values of the portfolio.

(b) The performance does not reflect expenses and charges of the applicable separate accounts and variable products, all of which vary to a considerable extent and are described in your product's prospectus.

(c) The Fund entered into a new sub-advisory agreement with Capital Guardian Trust Company during the period shown.

(d) Expense ratio is net of expense reimbursements. Had such reimbursements not been made the expense ratio would have been 1.21%, 1.04%, 1.02%, .95%, and .96%, for the years ended December 31, 2003, 2002, 2001, 2000, and 1999, respectively.

(e) The fund entered into a new sub-advisory agreement with Wellington Management Company during the period shown.

(f) The Fund is required to calculate an expense ratio without taking into consideration any expense reductions related to expense offset arrangements.

SCHEDULE OF INVESTMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL CAP EMERGING GROWTH FUND

                                                                         Market
            Name of Issuer                                     Shares    Value
            --------------                                    -------   -------
                                                                        (000's)
COMMON STOCK

Aerospace & Defense - 1.3%
   Moog, Inc. - Cl. A * ...................................    22,700    $1,121
Air Freight & Couriers - 1.1%
   Forward Air Corp. * ....................................    34,550       950
Airlines - 2.3%
   AMR Corp. * ............................................    91,990     1,191
   Arkansas Best Corp. ....................................    26,270       825
                                                                         ------
                                                                          2,016
Banks - 2.4%
   Amcore Financial, Inc. .................................    29,770       804
   First Niagara Financial Group, Inc. ....................    40,400       602
   Hancock Holding Co. ....................................    12,750       696
                                                                         ------
                                                                          2,102
Biotechnology - 4.0%
   Abgenix, Inc. * ........................................    58,000       723
   Alkermes, Inc. * .......................................    67,120       906
   Ciphergen Biosystems, Inc. * ...........................    34,590       389
   CV Therapeutics, Inc. * ................................    21,900       321
   Exelixis, Inc. * .......................................    60,047       425
   Kosan Biosciences, Inc. * ..............................    22,610       223
   Telik, Inc. * ..........................................    19,020       437
                                                                         ------
                                                                          3,424
Commercial Services & Supplies - 8.9%
   DiamondCluster, Inc. * .................................    96,750       987
   Gevity HR., Inc. .......................................    26,970       600
   LECG Corp ..............................................    29,840       683
   MDC Holdings, Inc. .....................................    20,540     1,325
   MPS Group, Inc. * ......................................    66,260       619
   Sirva, Inc. * ..........................................    34,440       673
   Strayer Education, Inc. ................................     6,210       676
   The Bisys Group, Inc. * ................................    73,200     1,089
   Universal Technical Institute, Inc. * ..................     6,600       198
   University of Phoenix Online * .........................    12,220       842
                                                                         ------
                                                                          7,692
Communications Equipment - 3.8%
   American Tower Corp. - Cl. A ...........................   132,330     1,432
   Plantronics, Inc. * ....................................    35,410     1,156
   Polycom, Inc. * ........................................    34,290       669
                                                                         ------
                                                                          3,257
Computers & Peripherals - 2.1%
   Dot Hill Systems Corp. * ...............................     1,730        26
   Overland Storage, Inc. * ...............................    47,960       902
   Tumbleweed Communications Corp. * ......................   101,610       851
                                                                         ------
                                                                          1,779
Construction & Engineering - 2.1%
   Navigant Consulting, Inc. * ............................    50,040       944
   Washington Group International, Inc. * .................    26,170    $  889
                                                                         ------
                                                                          1,833
Diversified Financials - 1.2%
   Affiliated Managers Group, Inc. * ......................    15,170     1,056
Diversified Telecommunication Services - 1.5%
   Crown Castle International Corp. * .....................   121,580     1,341
Electrical Equipment - 1.2%
   Techtronic Industries, Ltd. - ADR ......................    75,010     1,041
Electronic Equipment & Instruments - 2.6%
   Asyst Technologies, Inc. * .............................    55,280       959
   ON Semiconductor Corp. * ...............................   202,680     1,307
                                                                         ------
                                                                          2,266
Energy Equipment & Services - 0.6%
   Quantum Fuel Technologies * ............................    59,340       477
Finance - 1.2%
   United Holdings Corp. ..................................    77,210     1,008
Food Products - 1.9%
   Peets Coffee & Tea, Inc. * .............................    36,490       635
   Sunopta, Inc. * ........................................   107,140       989
                                                                         ------
                                                                          1,624
Health Care Equipment & Supplies - 7.9%
   Abaxis, Inc. - Sr. Notes ...............................    38,630       700
   DJ Orthopedics, Inc. * .................................    32,640       875
   Merit Medical Systems, Inc. * ..........................    53,008     1,180
   Orthofix International * ...............................    27,890     1,366
   Respironics, Inc. * ....................................    17,650       796
   Wilson Greatbatch Technologies, Inc. * .................    31,490     1,331
   Zoll Medical Corp. * ...................................    17,140       608
                                                                         ------
                                                                          6,856
Health Care Providers & Services - 5.5%
   Amsurg Corp ............................................    18,250       691
   Beverly Enterprises, Inc. * ............................   221,290     1,901
   Genesis Healthcare Corp. * .............................    25,100       572
   Odyssey Healthcare, Inc. * .............................    35,415     1,036
   Psychiatric Solutions, Inc. * ..........................    28,900       604
                                                                         ------
                                                                          4,804
Hotels Restaurants & Leisure - 4.5%
   Cumulus Media, Inc. - Cl. A * ..........................    51,450     1,132
   Rare Hospitality International, Inc. * .................    25,830       632
   Scientific Games Corp. - Sr. Notes .....................    70,150     1,193
   Wynn Resorts, Ltd. * ...................................    32,850       920
                                                                         ------
                                                                          3,877
Insurance - 4.0%
   Arch Capital Group, Ltd. * .............................    29,540     1,177
   Healthextras, Inc. * ...................................   100,660     1,349

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
SMALL CAP EMERGING GROWTH FUND

                                                                         Market
            Name of Issuer                                     Shares    Value
            --------------                                    -------   -------
                                                                        (000's)
COMMON STOCK - Continued
Insurance - Continued
   Platinum Underwriters Holdings .........................    31,660   $   950
                                                                        -------
                                                                          3,476
Internet Software & Services - 1.6%
   Embarcadero Technologies, Inc. * .......................    50,800       810
   WebMethods, Inc. * .....................................    63,770       584
                                                                        -------
                                                                          1,394
IT Consulting & Services - 1.0%
   Sapient Corp ...........................................   153,920       862
Media - 4.0%
   GrayTelevison, Inc. ....................................    59,990       907
   Lin TV Corp. - Cl. A * .................................    30,810       795
   Sirius Satellite Radio, Inc. * .........................   561,060     1,773
                                                                        -------
                                                                          3,475
Multiline Retail - 1.9%
   Freds, Inc. ............................................    22,700       703
   Insight Enterprises, Inc. * ............................    48,580       914
                                                                        -------
                                                                          1,617
Oil & Gas - 5.8%
   Arch Coal, Inc. ........................................    47,210     1,472
   Cabot Oil & Gas Corp. - Cl. A ..........................    27,570       809
   Fuelcell Energy, Inc. ..................................    37,240       484
   OMI Corp. SHS ..........................................    28,800       257
   Patina Oil & Gas Corp. .................................    26,295     1,288
   Whiting Petroleum Corp. * ..............................    40,200       740
                                                                        -------
                                                                          5,050
Pharmaceuticals - 2.9%
   Atherogenics, Inc. * ...................................    37,560       562
   Medicinesco ............................................    34,980     1,030
   NPS Pharmaceuticals, Inc. * ............................    29,800       916
                                                                        -------
                                                                          2,508
Road & Rail - 3.7%
   Old Dominion Freight Lines, Inc. * .....................    28,020       955
   Quality Distribution, Inc. Florida * ...................    26,000       508
   Yellow Roadway Corp. * .................................    48,000     1,736
                                                                        -------
                                                                          3,199
Semiconductor Equipment & Products - 8.7%
   Aeroflex, Inc. * .......................................    82,630       966
   Artisan Components, Inc. ...............................    30,920       634
   Ase Test, Ltd. * .......................................    64,630       968
   Chippac, Inc. - Cl. A * ................................   113,280       860
   Genesis Microchip, Inc. * ..............................    42,010       758
   MEMC Electronic Materials, Inc. * ......................    95,530       919
   Microsemi Corp. * ......................................    27,790       683
   Pericom Semiconductor Corp. * ..........................    38,120       406
   Pixelworks, Inc. * .....................................    64,760       715
   Semtech Corp. * ........................................    26,540       603
                                                                        -------
                                                                          7,512
Software - 4.6%
   Agile Software Corp. ...................................    62,400   $   618
   Network Associates, Inc. * .............................    58,200       875
   Red Hat, Inc. * ........................................    74,190     1,392
   Safenet, Inc. * ........................................    25,890       797
   Skillsoftpub Co., Ltd. - ADR * .........................    38,100       330
                                                                        -------
                                                                          4,012
Specialty Retail - 3.9%
   AC Moore Arts & Crafts, Inc. * .........................    36,880       710
   Dicks Sporting Goods, Inc. .............................    10,270       500
   Hollywood Entertainment Corp. * ........................    95,830     1,318
   Sharper Image Corp. * ..................................    25,970       848
                                                                        -------
                                                                          3,376
Textiles & Apparel - 0.9%
   K-Swiss, Inc. - Cl. A ..................................    33,480       806
                                                                        -------
      TOTAL COMMON STOCK-                                        99.1%   85,811

                                                               Par
                                                              Value
                                                             -------
                                                             (000's)
INVESTMENT COMPANIES HELD
AS COLLATERAL ON LOANED
SECURITIES - 22.7%
   State Street Navigator Securities Lending
      Portfolio ..........................................   $19,675   $ 19,675
SHORT-TERM INVESTMENTS - 1.3%
   Investment in joint trading account
      (Note B)
      1.061% due 01/02/04 ................................     1,131      1,131
                                                             -------   --------
         TOTAL INVESTMENTS- ..............................     123.1%   106,617
      Payables, less cash and receivables- ...............     (23.1)%  (20,038)
                                                             -------   --------
            NET ASSETS- ..................................     100.0%  $ 86,579
                                                             =======   ========

*    Non-income producing security.

ADR-American Depository Receipts.

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE A--ORGANIZATION

     John Hancock Small Cap Emerging Growth Fund, (formerly John Hancock Small Cap Equity), (the "Fund") is a diversified series of John Hancock Variable Series Trust I (the "Trust"), an open-end investment management company registered under the Investment Company Act of 1940. The Trust is organized as a Massachusetts business trust and consists of thirty different funds as of December 31, 2003. The results of this Fund are included in this report. The results of the other Funds in the Trust are presented under separate cover. The Trust may add or delete Funds in the future to accommodate various investment objectives. The Trust has issued shares of beneficial interest exclusively to John Hancock Variable Life Account U ("JHVLAU"), John Hancock Variable Life Account V ("JHVLAV"), John Hancock Variable Life Account S ("JHVLAS"), and John Hancock Variable Annuity Account I ("JHVAAI") to fund policies and contracts issued by the John Hancock Variable Life Insurance Company ("JHVLICO"), and to John Hancock Variable Annuity Account U ("JHVAAU"), John Hancock Variable Annuity Account V ("JHVAAV"), John Hancock Variable Life Account UV ("JHVLAUV"), John Hancock Variable Annuity Account H ("JHVAAH"), and John Hancock Variable Annuity Account JF ("JHVAAJF") to fund contracts and policies issued by John Hancock Life Insurance Company ("John Hancock" or "JHLICO"), to John Hancock Variable Life Account PPM-1 ("PPM-1"), and to John Hancock Variable Life Account PPM-2 ("PPM-2").

NOTE B--ACCOUNTING POLICIES

     Valuation of investments: Common stocks and other such securities traded on national exchanges are normally valued on the basis of closing prices. Securities traded in the over-the-counter market and securities with no sales on the day of valuation are normally valued at their last available bid price.

     Short-term investments, with a maturity not to exceed 60 days, are valued at amortized cost, which approximates market value.

     Investment securities for which no current market quotations are readily available, including certain foreign securities, when held by the Fund, are valued at fair value as determined in good faith by the Board of Trustees. Investment security transactions are recorded on the date of purchase or sale.

     Repurchase agreements: The Fund may enter into repurchase agreements which are contracts under which the Fund would acquire a security for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will enter into repurchase agreements only with member banks of the Federal Reserve System and with "primary dealers" in United States Government Securities. The underlying securities, which represent the collateral of the agreement, must be marked to market daily to ensure that each repurchase agreement is fully collateralized at all times. The Fund will not invest more than 10% of its net assets in repurchase agreements maturing in more than 7 days.

     Joint trading account: Pursuant to an exemptive order issued by the Securities and Exchange Commission, the order permits the Fund to pool daily uninvested cash balances into a joint account for the purpose of investing the cash balances in short-term repurchase agreements, commercial paper and other short-term investments which in no event will have a maturity in excess of 7 days. Joint account holdings as of December 31, 2003 are as follows:

Name of Issuer                                       Market Value
--------------                                       ------------
Alpine Securitization Corp., 1.12%, due 01/07/04       $29,995
Alpine Securitization Corp., 1.12%, due 01/06/04        19,998
Barclays US Fund, 1.10%, due 01/05/04                   29,997
Cargill Asia Pacific, 1.06%, due 01/02/04               20,000
Cargill Asia Pacific, 1.05%, due 01/02/04               25,000
Danske Corp., 1.07%, due 01/05/04                       49,996
Greenwich CPL Holding Funding, 0.95%, due 01/02/04      17,654
Merrill Lynch & Co., Inc., 1.04%, due 01/05/04          18,838

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

Name of Issuer                                     Market Value
--------------                                     ------------
Merrill Lynch & Co., Inc., 1.05%, due 01/06/04      $ 31,156
Mortgage Int. Networking, 0.98%, due 01/02/04         50,000
Three Pillars Funding Corp., 1.08%, due 01/06/04      49,994
UBS Finance LLC, 1.02%, due 01/02/04                   3,917
UBS Finance LLC, 1.05%, due 01/02/04                   4,088
UBS Finance LLC, 0.96%, due 01/02/04                  35,000
                                                    --------
   Joint Trading Account Totals                     $385,633
                                                    ========

     Expenses: Expenses directly attributable to the Fund are charged to the Fund. Expenses not directly attributed to the Fund are allocated on the basis of relative net assets of the Fund.

     Bank borrowings: The Fund is permitted to have bank borrowings for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. The Fund has entered into syndicated line of credit agreements with State Street Bank and Trust Company ("SSBT"), the Trust's record keeper and custodian and the Bank of New York. These agreements enable the Fund to participate in an unsecured line of credit, which permits borrowings up to $125 and $75 million, respectively. Interest is charged to the Fund, based on its borrowing. In addition, a commitment fee is charged to the Fund based on the average daily unused portion of the line of credit and is allocated among the participating Funds in the Trust. Interest expense paid under the line of credit is included under the caption "Other fees" in the Statement of Operations.

     The Fund had borrowings under the line of credit during the year ended December 31, 2003 as follows:

Average Daily Loan Balance
During the Period for which   Weighted Average
  Loans were Outstanding       Interest Rate     Interest Expense
---------------------------   ----------------   ----------------
           $382                    1.75%               $--

     Securities lending: The Fund has entered into an agreement with SSBT to lend its securities to certain qualified brokers who pay the Fund's negotiated lender fees. This loan is collateralized at all times with cash or securities with a market value at least equal to the market value of the securities on loan. Cash collateral is invested in a short-term instrument. As with other extensions of credit, the Fund may bear the risk of delay of the loaned securities in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. At December 31, 2003, the market value of the securities loaned and the market value of the collateral for the Fund was as follows:

Value of Securities Loaned   Value of Collateral
--------------------------   -------------------
         $19,013                   $19,675

     Financial futures contracts: The Fund may buy and sell financial futures contracts to hedge against the effects of fluctuations in interest rates and other market conditions. At the time the Fund enters into a financial futures contract, it will be required to deposit with its custodian a specified amount of cash or U.S. government securities, known as "initial margin". Each day, the futures contract is valued at the official settlement price of the Chicago Board of Trade or U.S. commodities exchange. Daily adjustments, called variation margin, arising from this "mark to market", are recorded by the Fund as unrealized gains or losses.

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE B--ACCOUNTING POLICIES--Continued

     When the contracts are closed, the Fund recognizes a gain or a loss. Risks of entering into futures contracts include the possibility that there may be an illiquid market and/or that a change in the value of the contract may not correlate with changes in the value of the underlying securities. In addition, the Fund could be prevented from opening or realizing the benefits of closing out futures positions because of position limits or limits on daily price fluctuations imposed by an exchange. At December 31, 2003, the Fund had no open financial futures contracts.

     Forward foreign currency contracts: The Fund may use forward foreign currency contracts to facilitate transactions in foreign securities and to manage the Fund's currency exposure. Contracts to buy generally are used to acquire exposure to foreign currencies, while contracts to sell are used to hedge the Fund's investments against currency fluctuations. Neither type of forward foreign currency transaction will eliminate fluctuations in the prices of the Fund's securities or prevent loss if the price of such securities should decline. The U.S. dollar value of a forward foreign currency contract is determined using forward exchange rates supplied by a quotation service. Realized gain (loss) on the purchases and sales of forward foreign currency contracts is recognized on settlement date. At December 31, 2003, the Fund had no open forward foreign currency contracts.

     Federal income taxes: The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no federal income tax provision is required.

     As of December 31, 2003, the Fund had approximate net tax basis capital loss carryforwards, which may be applied against any net taxable gains, as follows: $11,459, $2,741 and $7,997 which expire in 2009, 2010 and 2011, respectively.

     In addition, from the period November 1, 2003 through December 31, 2003, the Fund incurred no net realized capital losses.

     Dividends, Interest and Distributions: Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Realized gains and losses from security transactions are determined on the basis of identified cost.

     Dividends of net investment income will be declared and distributed monthly by the Fund. The Fund will distribute all of its net realized capital gains annually, at the end of its fiscal year.

     Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

     On February 5, 2003, the Board of Trustees of the Trust renewed its Investment Advisory Agreement with John Hancock. For its services, John Hancock receives monthly compensation at the following rate on an annual basis of the Fund's net assets:

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE C--INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH
AFFILIATES--Continued

                      Excess Over
First $100 Million   $100 Million
------------------   ------------
       1.05%             1.00%

     In the event that normal operating expenses of the Fund, exclusive of investment advisory fees, taxes, interest, brokerage commissions and extraordinary expenses, shall exceed 0.10% of the Fund's daily net asset value, John Hancock and JHVLICO will reimburse the Fund for such excess. Accordingly, for the year ended December 31, 2003, the reimbursements paid from John Hancock and JHVLICO were $62 to the Fund.

     The Fund entered into a commission recapture program, which enables it to pay some of its operational expenses by recouping a portion of the commissions it pays to a broker that is not a related party of the Fund. Expenses paid through this program may include costs of custodial, transfer agency or accounting services. The impact of this arrangement was a reduction of $6.

     John Hancock has entered into a Sub-Advisory Agreement with Wellington Management Company LLP, with respect to the Fund. Wellington Management Company LLC is an affiliate of John Hancock, and under its supervision, is responsible for the day-to-day investment management of the Fund.

     Signator Investors, Inc., a wholly owned subsidiary of John Hancock is the principal underwriter and transfer agent of the Trust. Certain officers and trustees of the Trust are officers and directors of JHVLICO, JHVLAU, JHVLAV, JHV LAS, JHVAAI, JHVLAUV, JHVAAV, JHVAAU, JHVAAH, JHVAAJF, PPM-1, and PPM-2, and some are also officers of John Hancock. Fees for independent trustees are paid by the Trust.

NOTE D--INVESTMENT TRANSACTIONS

     Purchases and proceeds from sales and maturities of investments, excluding short-term securities and obligations of the U.S. government, for the Fund for the year ended December 31, 2003 were as follows:

Purchases   Sales and Maturities
---------   --------------------
 $158,267         $149,263

     The identified cost of investments owned by the Fund (including earned discount on corporate short-term notes, commercial paper and collateral for securities lending) and their respective gross unrealized appreciation and depreciation for Federal income tax purposes at December 31, 2003 were as follows:

Identified    Unrealized     Unrealized    Net Unrealized
   Cost      Appreciation   Depreciation    Appreciation
----------   ------------   ------------   --------------
  $92,836       $15,219       $(1,438)         $13,781

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------
(000's Omitted)

NOTE D--INVESTMENT TRANSACTIONS--Continued

     Distribution of Income and Gains: Distributions of net investment income, if any, are made at least annually. Net realized gains from investment transactions, in excess of available capital loss carryforwards, would be taxable to the Fund if not distributed, and, therefore, will be distributed to shareholders at least annually. Earnings and profits distributed to shareholders on redemption of fund shares may be utilized by the Fund, to the extent permissible, as part of the Fund's dividends-paid deduction on its federal income tax return.

     The timing and characterization of certain income and capital gains distributions are determined annually in accordance with federal tax regulations. As a result, net investment income (loss) and net realized gain
(loss) on investment transactions for a reporting period may differ significantly from distributions during such period. These differences primarily relate to certain securities sold at a loss. Additionally, as a result, net investment income (loss) and net realized gain (loss) on investment transactions for a reporting period may differ significantly from distributions during such period. Accordingly, the Fund may periodically make reclassifications among certain of its capital accounts without impacting the net asset value of the Fund.

     At December 31, 2003, the Fund's components of distributable earnings on a tax basis were as follows:

Undistributed   Undistributed
   Ordinary     Net Long-Term    Capital Loss   Net Unrealized
    Income       Capital Gain   Carryforwards    Appreciation
-------------   -------------   -------------   --------------
     $--             $--           $22,197          $13,781

     In addition, the tax character of distributions paid by the Fund are summarized as follows:

       Distributions from     Distributions from
Year     Ordinary Income    Long-Term Capital Gain   Return of Capital
----   ------------------   ----------------------   -----------------
2003          $ --                    $--                 $11,543
2002           114                     --                      --

NOTE E--OTHER MATTERS (UNAUDITED)

Section 30 and Rule 30d-1(b) under the Investment Company Act of 1940, as amended, requires registered management investment companies to furnish information relating to any matter submitted during the reporting period to a vote of Shareholders of the Trust.

John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on April 4, 2003 on the following matters:

                                                         For   Against   Abstain
                                                         ---   -------   -------
To approve, as to the Small Cap Equity Fund, a new
   Sub-Investment Agreement among the Trust, John
   Hancock and Wellington Management Company, LLP.       73%     20%        7%

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE E--OTHER MATTERS (UNAUDITED)--Continued

                                                         For   Against   Abstain
                                                         ---   -------   -------
To approve, as to the Small Cap Equity Fund, an
   amendment to the current Investment Management
   Agreement between the Trust and John Hancock,
   reflecting an increase in the Fund's investment       59%     36%       5%
   advisory fee.

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)

     The Board of Trustees of the Trust is responsible for overall management of the Trust. The Board may exercise all powers of the Trust, except those powers which are conferred solely upon or reserved to the shareholders. The Trust's Statement of Additional Information (SAI) includes additional information about the Trustees and is available without charge, upon request, by calling toll-free at 1-800-576-2227.

     The following table provides information about the members of the Board of Trustees and the officers of the Trust:

                             Disinterested Trustees

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                  During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Elizabeth G. Cook (age 66)                   Trustee              Expressive Arts Therapist, Dana-
c/o John Hancock Variable Series                                  Farber Cancer Institute; President,
Trust I                                                           The Advertising Club of Greater
John Hancock Place                                                Boston
Boston, Massachusetts 02117

Diane C. Kessler (age 57)                    Trustee              Executive Director, Massachusetts
c/o John Hancock Variable Series                                  Council of Churches
Trust I
John Hancock Place
Boston, Massachusetts 02117

Robert Verdonck (age 58)                     Trustee              President and Chief
c/o John Hancock Variable Series                                  Executive Officer, East Boston
Trust I                                                           Savings Bank
John Hancock Place
Boston, Massachusetts 02117

Hassell H. McClellan (age 58)                Trustee              Associate Professor and Graduate
c/o John Hancock Variable Series                                  Dean, The Graduate School of the
Trust I                                                           Wallace G. Carroll School of
John Hancock Place                                                Management, Boston College
Boston, Massachusetts 02117

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

          Trustees Affiliated with the Trust and Officers of the Trust

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                  During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Michele G. Van Leer* (age 46)          Chairman and Trustee       Senior Vice President, Product
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice Chairman,
                                                                  President & Director, John Hancock
                                                                  Variable Life Insurance Company

Kathleen F. Driscoll* (age 47)       Vice Chairman, President     Senior Vice President, Signator
John Hancock Place                         and Trustee            Brokerage, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company; Vice President
                                                                  Corporate Communications, John
                                                                  Hancock Life Insurance Company

Jude A. Curtis (age 45)              Compliance Officer           Vice President and Chief Investment
John Hancock Place                                                Compliance Officer, John Hancock
Boston, Massachusetts 02117                                       Life Insurance Company; formerly
                                                                  Second Vice President and Counsel,
                                                                  Office of Business Conduct; John
                                                                  Hancock Life Insurance Company;
                                                                  formerly a Partner at Hale and Dorr
                                                                  LLP (law firm)

Janet Wang (age 35)                Assistant Compliance Officer   Compliance Specialist, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Raymond F. Skiba (age 58)                   Treasurer             Director of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Gladys C. Millan (age 57)               Assistant Treasurer       Manager of Fund Operations, John
John Hancock Place                                                Hancock Life Insurance Company
Boston, Massachusetts 02117

Karen Q. Visconti (age 50)                  Secretary             Director, Product & Market
John Hancock Place                                                Management, John Hancock Life
Boston, Massachusetts 02117                                       Insurance Company

JOHN HANCOCK VARIABLE SERIES TRUST I

December 31, 2003
--------------------------------------------------------------------------------

NOTE F--BOARD OF TRUSTEES AND OFFICERS OF THE TRUST (UNAUDITED)--Continued

     Trustees Affiliated with the Trust and Officers of the Trust--Continued

                                          Positions Held                Principal Occupation(s)
Name, Address and Age                       With Trust                   During Past Five Years
--------------------------------   ----------------------------   -----------------------------------
Arnold R. Bergman (age 53)              Assistant Secretary       Senior Counsel, Law Department,
John Hancock Place                                                John Hancock Life Insurance
Boston, Massachusetts 02117                                       company; formerly Vice President,
                                                                  General Counsel and Secretary, First
                                                                  Variable Life Insurance Company

     *Trustee who is an "interested person" as defined in the 1940 Act, due to her position with John Hancock Life Insurance Company (or its affiliates), the ultimate controlling parent of the investment advisor.

     Because the Trust does not hold regular annual shareholders meetings, each Trustee holds office for an indefinite term until his successor is duly elected and qualified or until he dies, retires, resigns, is removed or becomes disqualified. None of the Trustees is a director of other complexes except noted above.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Contractowners, Policyholders, and
Board of Trustees of
John Hancock Variable Series Trust I

     We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Small Cap Emerging Growth Fund (formerly, Small Cap Equity Fund) (a portfolio included in the series of John Hancock Variable Series Trust I {the "Trust"}) as of December 31, 2003, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Small Cap Emerging Growth Fund of John Hancock Variable Series Trust I at December 31, 2003, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States.


                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
February 6, 2004

       Officers and Trustees                      Investment Adviser

        Michele G. Van Leer,               John Hancock Life Insurance Company
  Chairman of the Board of Trustees              John Hancock Place
        Kathleen F. Driscoll,                      P.O. Box 111
    President and Vice Chairman                  Boston, MA 02117
        of the Board of Trustees
      Elizabeth G. Cook, Trustee
  Reverend Diane C. Kessler, Trustee
     Hassell H. McClellan, Trustee                Independent Auditors
      Robert F. Verdonck, Trustee                  Ernst & Young LLP
     Karen Q. Visconti, Secretary                 200 Clarendon Street
 Arnold R. Bergman, Assistant Secretary              Boston, MA 02116
     Raymond F. Skiba, Treasurer
 Gladys C. Millan, Assistant Treasurer
 Ronald J. Bocage, Chief Legal Officer
   Jude A. Curtis, Compliance Officer
Janet Wang, Assistant Compliance Officer

                             Sub-Investment Advisers

    Capital Guardian Trust Company          Pacific Investment Management Company LLC
         Los Angeles, CA 90071                       Newport Beach, CA 92660

  Declaration Management & Research LLC                RREEF America LLC
            McLean, VA 22102                               Chicago, IL 60611

 Fidelity Management & Research Company            SSgA Funds Management, Inc.
           Boston, MA 02109                             Boston, MA 02110

   Goldman Sachs Asset Management, LP                 Standish Mellon Asset
           New York, NY 10005                        Management Company LLC
                                                       Pittsburgh, PA 15258

      Independence Investment LLC                 T. Rowe Price Associates, Inc.
            Boston, MA 02109                          Baltimore, MD 21202

      John Hancock Advisers, LLC                T. Rowe Price International, Inc.
           Boston, MA 02199                           Baltimore, MD 21202

Morgan Stanley Investment Management Inc.       Wellington Management Company, LLP
           New York, NY 10020                           Boston, MA 02109


The John Hancock Variable Series Trust I consists of funds used as investment options for various John Hancock variable life and variable annuity contracts. Investors are not able to invest directly in the John Hancock Variable Series Trust I.

If the total investment return for any fund for any given year appears unusually high, the return may be attributable to unusually favorable market conditions which will probably not be sustainable. For instance, a high total investment return may reflect participation in IPOs, "hot" industries (e.g., internet-related companies), private placements, and/or leveraging investment techniques during the period indicated. There is no assurance that any of those methods, or any other investment technique will continue to have the same impact on the fund's total investment returns.

All of the funds (except bond funds and equity index funds) may participate in initial public offerings (IPOs). Under certain market conditions, such participation could significantly improve a fund's total investment return. There is no assurance that such market conditions will continue and provide the same favorable impact on future investment returns.

Please refer to the prospectus for your product for additional information about the investment options available. Variable life insurance and variable annuities are sold by prospectus. These reports may be used as sales literature when preceeded or accompanied by the funds' prospectus, which detail charges, investment objectives, and operating policies.

Insurance products are issued by John Hancock Life Insurance Company, or John Hancock Variable Life Insurance Company* (*not licensed in New York), Boston, MA 02117. Securities products are distributed by Signator Investors, Inc., Member NASD, SIPC, 197 Clarendon Street, Boston, MA 02116.

  John Hancock                                                       [GRAPHIC]
    [LOGO]
WORLDWIDE SPONSOR

                                                                     [LOGO] IMSA
                                                                     INSURANCE
                                                                     MARKETPLACE
                                                                     STANDARD
                                                                     ASSOCIATION